Exhibit 4.23(c)

AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT

AMENDMENT dated as of April 27, 2005 to the Receivables Purchase Agreement dated as of December 17, 2003 (the "Receivables Agreement") among LYONDELL FUNDING II, LLC, a Delaware limited liability company (the "Seller"), LYONDELL CHEMICAL COMPANY, a Delaware corporation (the "Servicer"), the PURCHASERS from time to time party thereto and CITICORP USA, INC., as asset agent and administrative agent for the Purchasers (the "Agent").

The parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Receivables Agreement has the meaning assigned to such term in the Receivables Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Receivables Agreement shall, after this Amendment becomes effective, refer to the Receivables Agreement as amended hereby.

Section 2. Amended Definitions. (a) Section 1.1 of the Receivables Agreement is hereby amended by inserting the following definition therein in correct alphabetical order:

"Lyondell Financial Statements" means the consolidated balance sheet, income statement and statement of cash flows of Lyondell prepared in accordance with GAAP, except that Lyondell's investments in Equistar and Millennium and the related assets, liabilities, revenues, expenses and cash flows of Equistar and Millennium shall be presented as though they are carried under the equity method of accounting.

(b) The following definition in Section 1.1 of the Receivables Agreement is amended to read in its entirety as follows:

"GAAP" as applied to a Person means accounting principals generally accepted in the United State as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited financial statements of such Person delivered to the Agent.

(c) The definition of "Guarantee" in Section 1.1 of the Receivables Agreement is hereby amended by deleting the phrase "on a consolidated balance sheet of Lyondell" in such definition and inserting the phrase "on the balance sheet of the Lyondell Financial Statements" in place thereof.

(d) The definition of "Securitization Transaction" in Section 1.1 of the Receivables Agreement is hereby amended by deleting the phrase "on a consolidated balance sheet of Lyondell" in such definition and inserting the phrase "on the balance sheet of the Lyondell Financial Statements" in place thereof.

Section 3. Amendments to Article V. (a) Section 5.2 of the Receivables Agreement is hereby amended by deleting the number "100" in clause (a) thereof and inserting the number "85" in place thereof.

(b) Section 5.5 of the Receivables Agreement is hereby amended by deleting the number "100" in clause (c) thereof and inserting the number "85" in place thereof.

Section 4. Representations of Seller and Servicer. (a) The Seller represents and warrants that (i) the representations and warranties set forth in Section 4.1 of the Receivables Agreement will be true in all material respects on and as of the Amendment Effective Date (as defined below) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no Potential Event of Termination or Event of Termination will have occurred and be continuing on such date.

(b) The Servicer represents and warrants that (i) the representations and warranties set forth in Section 4.2 of the Receivables Agreement will be true in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no Potential Event of Termination or Event of Termination will have occurred and be continuing on such date.

Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 7. Effectiveness. This Amendment shall become effective on the first date (the "Amendment Effective Date") when, and simultaneously with the time upon which, the Agent shall have signed a counterpart hereof and shall have received counterparts hereof signed by the Required Purchasers, the Seller and the Servicer (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

Promptly after the Amendment Effective Date occurs, the Agent shall notify the Seller, the Servicer and the Purchasers thereof, and such notice shall be conclusive and binding on all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CITICORP USA, INC., as Agent
By:	/s/ David Jaffe
Name: David Jaffe
Title: Director/Vice President

LYONDELL FUNDING II, LLC, as Seller
By:	/s/ Karen A. Twitchell
Name: Karen A. Twitchell
Title: Vice President and Treasurer

LYONDELL CHEMICAL COMPANY, as Servicer
By:	/s/ Karen A. Twitchell
Name: Karen A. Twitchell
Title: Vice President and Treasurer

BANK OF AMERICA, N.A.
By:	/s/ Stephen J. King
Name: Stephen J. King
Title: Vice President

JPMORGAN CHASE BANK, N.A..
By:	/s/ Stacey L. Haimes
Name: Stacey L. Haimes
Title: Vice President

NATIONAL CITY BUSINESS CREDIT, INC.
By:	/s/ Anthony Alexander
Name: Anthony Alexander
Title: Vice President

WELLS FARGO FOOTHILL, LLC
By:	/s/ Patrick McCormack
Name: Patrick McCormack
Title: Assistant Vice President

THE BANK OF NEW YORK
By:	/s/ Raymond J. Palmer
Name: Raymond J. Palmer
Title: Vice President